Exhibit 99.2

Investor Q&A

What did Sally Beauty Holdings, Inc. announce?

The Company announced that L’Oreal has filed an amended complaint in connection with the previously disclosed lawsuit against franchisees of AMLP and AMLP, among others.  The new complaint alleges, among other things, that AMLP and certain of its employees and others were involved in selling Matrix branded products to unauthorized buyers and that certain of its employees (and others) engaged in improper business transactions for personal benefit during 2005 through 2007.  None of the employees involved in the allegations are executive officers of the Company.  L’Oreal seeks money damages, certain injunctive relief and a declaration that L’Oreal is entitled to terminate the 1981 Matrix Distributor Agreement now in effect between L’Oreal and AMLP.

What has Sally Beauty Holdings done to investigate these allegations?

As a result of allegations, the Audit Committee of the Board of Directors of the Company engaged independent special counsel to investigate whether certain employees engaged in improper business transactions for personal benefit.  After extensive review by the independent special counsel, the Audit Committee and independent special counsel found insufficient evidence to support a conclusion that Company employees entered into improper transactions for personal benefit.  The Company intends to file its response to the Second Amended Complaint and to vigorously defend itself in the lawsuit.

Are L’Oreal products still going to be available through Armstrong McCall?

Yes.  Armstrong McCall retains its exclusive rights to distribute Matrix products in its territories.

Are L’Oreal products still going to be available through BSG/Sally Beauty Supply stores?

Yes. L’Oreal professional products will remain available in BSG stores that currently carry these products.  Sally Beauty Supply stores, which carry a different selection of L’Oreal products from those carried in BSG or AMLP stores, are not impacted by these developments.

What are your next steps?

The Company intends to file its response to the Second Amended Complaint and to vigorously defend itself in the lawsuit. AMLP intends to conduct its normal business pending the resolution of the litigation.

What is the anticipated financial impact of these developments on your 2009 financials?

We currently expect no material impact on our financial statements.  Pending resolution of the litigation, we expect to continue to incur legal fees related to the litigation and have planned accordingly.

How much in sales does Matrix represent for Armstrong McCall?

Over the last couple of years, Matrix sales as a percent of overall sales have declined at Armstrong McCall.  Sales of Matrix through Armstrong McCall were $8.2 million during the quarter ended June 30, 2009, representing approximately 3% of BSG’s sales for the third quarter of fiscal 2009.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this filing and the exhibit hereto which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: the highly competitive nature of, and the increasing consolidation of, the beauty products distribution industry; anticipating changes in consumer preferences and buying trends or and managing our product lines and inventory; potential fluctuation in our same store sales and quarterly financial performance; our dependence upon manufacturers who may be unwilling or unable to continue to supply products to us; the possibility of material interruptions in the supply of beauty supply products by our manufacturers; products sold by us being found to be defective in labeling or content; compliance with laws and regulations or becoming subject to additional or more stringent laws and regulations; product diversion to mass retailers; the operational and financial performance of our Armstrong McCall, L.P. business; the success of our new Internet-based business; successfully identifying acquisition candidates or successfully completing desirable acquisitions; integrating businesses acquired in the future; opening and operating new stores profitably; the impact of a continued downturn in the economy upon our business; the success of our cost control plans; protecting our intellectual property rights, specifically our trademarks;

conducting business outside the United States; disruption in our information technology systems; natural disasters or acts of terrorism; the preparedness of our accounting and other management systems to meet financial reporting and other requirements and the upgrade of our existing financial reporting system; being a holding company, with no operations of our own, and depending on our subsidiaries for cash; our substantial indebtedness; the possibility that we may incur substantial additional debt; restrictions and limitations in the agreements and instruments governing our debt; generating the significant amount of cash needed to service all of our debt and refinancing all or a portion of our indebtedness or obtaining additional financing; changes in interest rates increasing the cost of servicing our debt or increasing our interest expense due to our interest rate swap agreements; the potential impact on us if the financial institutions we deal with become impaired; the representativeness of our historical consolidated financial information with respect to our future financial position, results of operations or cash flows; our reliance upon Alberto-Culver for the accuracy of certain historical services and information; the share distribution of Alberto-Culver common stock in our separation from Alberto-Culver not constituting a tax-free distribution; actions taken by certain large shareholders adversely affecting the tax-free nature of the share distribution of Alberto-Culver common stock; the voting power of our largest stockholder discouraging third party acquisitions of us at a premium; and the interests of our largest stockholder differing from the interests of other holders of our common stock.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our most recent Annual Report on Form 10-K for the year ended September 30, 2008, as filed with the Securities and Exchange Commission.  Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.  We assume no obligation to publicly update or revise any forward-looking statements.

Appendix A

USE OF NON-GAAP FINANCIAL MEASURES

The Company occasionally utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our current performance as compared to past performance.  We also believe these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance.    Our management uses these non-GAAP measures for the same purpose.  We believe that our investors should have access to, and that we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  We have provided definitions below for certain non-GAAP financial measures, together with an explanation of why management uses these measures and why management believes that these non-GAAP financial measures are useful to investors.  In addition, in our Earnings Release we have provided tables to reconcile the non-GAAP financial measures utilized to GAAP financial measures.  We have provided adjusted net earnings and adjusted EPS metrics solely for the purpose of adjusting for non-cash interest expense or income from mark-to-market changes in the fair value of the Company’s interest rate swaps.  Excluding this non-cash mark-to-market adjustment provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations. We intend to adjust for all share-based compensation expense recognized in accordance with FAS 123R, including stock option expense and expense related to restricted shares, when calculating certain cash flow measures such as Adjusted EBITDA.  The Company believes adjusting for all share-based compensation expense is appropriate, as it is a non-cash expense, and adjusting is consistent with how a number of debt and equity analysts track that measure.

ADJUSTED EBITDA

We define the measure Adjusted EBITDA as GAAP Net Earnings before depreciation and amortization, share-based compensation, interest expense, and income taxes.   Our management uses Adjusted EBITDA as a supplemental measure in the evaluation of our businesses and believes that Adjusted EBITDA provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements.  Adjusted EBITDA is not a financial measure under GAAP.  Accordingly, it should not be considered in isolation or as a substitute for net income, operating income, cash flow provided by (used in) operating activities or other income or cash flow data prepared in accordance with GAAP.  When evaluating Adjusted EBITDA, investors should consider, among other factors, (i) increasing or decreasing trends in Adjusted EBITDA, (ii) whether Adjusted EBITDA has remained at positive levels historically, and (iii) how Adjusted EBITDA compares to levels of interest expense. We provide a reconciliation of Adjusted EBITDA to GAAP Net Earnings.  Because Adjusted EBITDA excludes some, but not all, items that affect net earnings and may vary among companies, the Adjusted EBITDA presented by the Company may not be comparable to similarly titled measures of other companies.   Although we believe that Adjusted EBITDA may provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital requirements, our functional or legal requirements may require us to utilize available funds for other purposes.

ADJUSTED NET EARNINGS

This measure consists of GAAP Net Earnings, which is then adjusted solely for the purpose of adjusting for non-cash interest expense or income from marked-to-market changes in the fair value of the Company’s interest rate swaps.  Excluding this non-cash marked-to-market adjustment provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  We recommend a review of net earnings on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings.

ADJUSTED EARNINGS PER SHARE (ADJUSTED EPS)

We define this non-GAAP financial measure as the portion of the Company’s GAAP Net Earnings assigned to each share of stock, excluding non-cash interest expense or income from marked-to-market changes in the fair value of the Company’s interest rate swaps.  Excluding this non-cash marked-to-market adjustment provides investors with a better depiction of the Company’s core operating results and provides a more informed baseline for modeling future earnings expectations.  We recommend a review of diluted EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of Adjusted Net Earnings to GAAP Net Earnings, as well as information on how these share calculations are made.